UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-7564

13-5034940

(State or other jurisdiction

(Commission File Number)

(I.R.S. Employer

of incorporation)

Identification No.)

200 Liberty Street, New York, New York

10281

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-

12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On September 15, 2004, the Board of Directors of Dow Jones & Company, Inc. (the "Company") approved an amendment (the "Amendment") to the Dow Jones Separation Plan for Senior Management, which was approved by the Board of Directors of the Company on September 16, 1998 (the "Plan"). The Plan covers separations from service by "eligible executives".

Prior to the Amendment, "eligible executives" under the Plan were those employees in salary grades 1 through 9.  The Amendment changes the definition of "eligible executive" prospectively to only those employees in salary grades 1 through 7.  Accordingly, employees assigned to salary grades 1 through 9 on September 14, 2004 remain entitled to the benefits of the Plan for the remainder of the term of their employment with the Company.  Employees who are assigned to salary grades 1 through 7 on or after September 14, 2004 will be entitled to the benefits of the Plan.

A copy of the amended and restated Plan is filed as an exhibit with this Form 8-K.

Item 9.01 .  Financial Statements and Exhibits

 (c)  Exhibits

10.1  Dow Jones Separation Plan for Senior Management, amended and restated as of September 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated: September 20, 2004

By:/s/Robert Perrine

Robert Perrine

Chief Accounting

Officer and Controller

EXHIBIT INDEX

Exhibit No.

Description

10.1

Dow Jones Separation Plan for Senior Management, amended and restated

as of September 15, 2004.